Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-277143, 333-215770, 333-236487, and 333-262686 on Form S-8 of our reports dated November 19, 2024, relating to the financial statements of Varex Imaging Corporation and the effectiveness of Varex Imaging Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 27, 2024.

/s/ Deloitte & Touche LLP
Salt Lake City, Utah
November 19, 2024